UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2010

World Series of Golf, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-140685	87-0719383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10161 Park Run Dr., Suite 150, Las Vegas Nevada	89145 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-740-1740

Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2010, Joseph Martinez resigned as chief executive officer, chief financial officer, treasurer, and director, Joseph Slitz resigned as chairman and director, James Tilton was elected director and chief financial officer, and Patrick Brown was elected chief executive officer and treasurer of World Series of Golf, Inc. (the “Company”). In connection with the resignation of Mr. Martinez, the Company entered into an agreement of termination and release with Mr. Martinez, pursuant to which Mr. Martinez’s employment agreement was terminated, the parties provided mutual releases, the Company agreed to pay Mr. Martinez $15,000 in cash per month over a three-year period, and the Company issued Mr. Martinez a three-year note in the principal amount of $275,000. In connection with the resignation of Mr. Slitz, the Company entered into an agreement of termination and release with Mr. Slitz, pursuant to which Mr. Slitz’s consulting agreement was terminated, the Company agreed to pay Mr. Slitz $15,000 in cash per month over a three-year period, the Company agreed to issue Mr. Slitz $200,000 in stated value of preferred stock (with terms to be agreed upon by the parties), the parties agreed to amend and restate the amended and convertible promissory note, dated May 28, 2009, issued by the Company to The Slitz Family Trust (with terms to be agreed upon by the parties), and the Company’s obligations with respect to $270,000 owed to Mr. Slitz for serviced provided shall remain outstanding (which amount shall be reduced by the $15,000 in cash per month over three month the Company agreed to pay).

Mr. Brown, 45, has been self-employed since 2006 as owner of 4th Yes Consulting, which provides strategy and negotiation services. From 2003 to 2006, Mr. Brown worked at Phoenix Interests, Inc. (now known as NuMobile, Inc), developing and operating a pari-mutuel/thoroughbred online wagering site. Mr. Brown earned his undergraduate degree in business management from Xavier University and a law degree from University of Cincinnati.

Mr. Tilton, 49, has more than 11 years’ experience in the securities industry. From 1995 to 1996, he was stockbroker at Morgan Keegan. From 1997 to 1999, he worked independently in the securities industry, specializing in corporate finance and investment banking. Mr. Tilton has been involved in the financing of private and public small-growth companies. Since January 1999, Mr. Tilton has also been Sea-Tiger, Inc.’s chief executive officer and president. TuneIn Media, Inc. was an interactive media content provider. Mr. Tilton formally resigned this position in October of 2005, and was re-appointed in October 2008. In January 2010, Tune-In Media acquired Infotel Technologies Limited, a Singapore-based IT company. In February 2010, Mr. Tilton was appointed Chief Operating Officer of Nova Energy, Inc. (OTCBB: NVAE). Mr. Tilton is currently a director of Girasolar (OTCBB: GRSR). Mr. Tilton also serves as a director of NuMobile, Inc. Mr. Tilton has a B.A. in Political Science with an emphasis in Accounting/Business from the University of Louisville.

There are no family relationships between Mr. Brown, Mr. Tilton and any other executive officers or directors of the Company. Neither Mr. Brown nor Mr. Tilton were selected to serve as officers of the Company pursuant to any arrangement or understanding with any other person, and neither has any reportable transactions under Item 404(a) of Regulation S-K

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement of Termination and Release, date August 13, 2010, between the Company and Joseph F. Martinez

10.2	Agreement of Termination and Release, dated August 13, 2010, between the Company and John F. Slitz, Jr. and Slitz and Company

10.3	Promissory Note, dated August 13, 2010

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC.

By:	/s/ James Tilton

James Tilton
Chief Financial Officer

Dated: August 19, 2010